Exhibit 99.1

WisdomTree Board Unanimously Appoints Daniela Mielke to Board of Directors

Mielke brings to WisdomTree Board decades of experience helping payments and fintech leaders capitalize on digital disruption

NEW YORK, September 21, 2022 (GLOBE NEWSWIRE) – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager, today announced that Daniela Mielke, a seasoned executive with more than 20 years of experience growing financial services, payments and fintech companies, has been appointed to WisdomTree’s Board of Directors. The appointment follows the resignation of Susan Cosgrove, who served on the Board since 2019 and as a member of the Audit Committee and Nominating and Governance Committee.

Frank Salerno, WisdomTree Chair of the Board, said, “Daniela’s expertise comes from driving growth strategies for some of the largest payments players that exist today, including PayPal and Visa. Her work has helped companies navigate and thrive in industry evolution and disruption, and the Board unanimously agrees that she is a great fit to help us strategically expand our business. I also want to thank Susan for her contributions to the Board and wish her continued success in the future.”

Jonathan Steinberg, WisdomTree CEO, said, “We are thrilled to have Daniela join the WisdomTree Board. This is a particularly exciting time for WisdomTree as we expand into saving, investing and payments in tokenized assets with the launch of our digital wallet, WisdomTree Prime™. Daniela’s leadership history in payments and fintech is extremely valuable to the firm as the industry sits on the precipice of a digital transformation.”

“What drew me to WisdomTree was the firm’s dedication to improving the consumer experience. The business is naturally extending into areas including digital assets and payments to complement its already robust track record as the world’s largest independent ETF sponsor,” said Ms. Mielke. “WisdomTree is equipped to make its mark on the digital transformation we are seeing across financial services through blockchain enabled financial services. I am excited to be joining its Board of Directors to help capitalize on the opportunities ahead.”

About Daniela Mielke

Ms. Mielke is an experienced independent director and executive with deep and broad experience across important sectors for WisdomTree. As PayPal Inc.’s VP, Head of Global Strategy and Market Intelligence from 2010 to 2013, Ms. Mielke led PayPal’s growth strategy during a time of major digital disruption in the payments industry. She also played a key role in Visa International’s IPO, the largest IPO in U.S. history at the time, serving as Visa’s VP of Product and SVP of Strategy and Market Intelligence from 2002 to 2007. Most recently, from

2018 to 2020, she served as the North American CEO for RS2 Inc., leading the regional growth of the company’s payment processing software that is used by major banks, payment service providers and other financial institutions worldwide. From 2013 to 2016, Ms. Mielke was the Chief Strategy and Product Officer of Vantiv, Inc., where she developed a strategy that resulted in major acquisitions, and in 2001 founded a-connect, a firm which provides Fortune 1000 companies and private equity firms with top-notch independent consultants.

Ms. Mielke serves on the board of directors of Nuvei Corporation and The Bancorp, Inc., as well as FINCA International, a global NGO dedicated to alleviating poverty. She received her bachelor’s degree in Hotel and Restaurant Management from the École hôtelière de Lausanne, an M.B.A. in International Management from the IMD Business School and an M.S. in Economics from the University of Fribourg.

More information on WisdomTree’s Board of Directors can be found here.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $74 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about WisdomTree’s ability to successfully implement its digital assets strategy, including WisdomTree Prime™, and achieve its objectives. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Contact Information

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

Investor Relations

WisdomTree Investments, Inc.

Jeremy Campbell

+1. 646.522.2602

Jeremy.campbell@wisdomtree.com